EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
EDGELINE HOLDINGS, INC.

Edgeline Holdings, Inc., pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes, adopts these Amended and Restated Articles of Incorporation.  The following Amended and Restated Articles of Incorporation were adopted by unanimous consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

The following Amended and Restated Articles of Incorporation amend the original Articles of Incorporation in its entirety, as follows:

ARTICLE I
NAME

The name of the corporation is Oncolin Therapeutics, Inc., hereinafter referred to as the “Corporation.”

ARTICLE II
PRINCIPAL OFFICE

Section 2.01.  Resident Agent.  The name and address of its resident agent for service of process is Resident Agents of Nevada, Inc., 711 S. Carson, Suite 4, Carson City, Nevada 89701.

Section 2.02.  Other Offices.  The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine.  Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE III
PURPOSE

The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

ARTICLE IV
SHARES OF STOCK

Section 4.01.  Number and Class.  The total number of shares of stock that the Corporation shall have authority to issue is 525,000,000, consisting of 500,000,000 shares of common stock, par value $.001 per share (“Common Stock”), and 25,000,000 shares of preferred stock par value $.001 per share (“Preferred Stock”).

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

Section 4.02.  No Preemptive Rights.  Holders of the Corporations Common Stock shall not have cumulative voting rights nor preemptive rights.

Section 4.03.  Assessment of Shares.  No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause.  The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

ARTICLE V
DIRECTORS

Section 5.01.  Governing Board.  The members of the board of the Corporation shall be styled directors.

Section 5.02.  Board of Directors.  The Board of Directors shall consist of at least one (1) but no more than five (5) members.

Section 5.03.  Change in the Number of Directors.  The number of directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

ARTICLE VI
INCORPORATOR

The name and address of the sole incorporator is Sandra L. Miller, 711 S. Carson, Suite 4, Carson City, Nevada 89701.

ARTICLE VII
PERIOD OF DURATION

          The Corporation is to have a perpetual existence.

ARTICLE VIII
DIRECTORS AND OFFICERS’ LIABILITY

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but the article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends.  Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts and omissions prior to such repeal or modification.

ARTICLE IX
INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as is representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X
AMENDMENTS

Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute of by these Articles of Incorporation or said Bylaws, and all rights conferred upon the shareholders are granted subject to this reservation.

ARTICLE XI
POWERS OF DIRECTORS

In furtherance, and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized:

1.	Subject to the Bylaws, if any, adopted by the shareholders, to make, alter or repeal the Bylaws of the corporation;

2.	To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

3.	To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporation and business entities;

4.	To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

5.
By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the By-laws of the Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

Signed this ___ day of March, 2008.

ONCOLIN THERAPEUTICS, INC.

By: _______________________________________
Name: J. Leonard Ivins
Title: President

ATTACHMENT TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
EDGELINE HOLDINGS, INC

Names and Addresses of our current Directors:

1.            Carl A. Chase
1330 Post Oak Blvd., Suite 1600
Houston, Texas 77056

2.             J. Leonard Ivins
1330 Post Oak Blvd., Suite 1600
Houston, Texas 77056

3.            Donald Picker
1330 Post Oak Blvd., Suite 1600
Houston, Texas 77056